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                                                                     Exhibit 8.2

                                  July 19, 2004

Board of Directors
EuroBancshares, Inc.
270 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

      Re: Puerto Rico Income Tax Opinion Issued to EuroBancshares, Inc. in connection with the Filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission

Ladies and Gentlemen:

      We have acted as special counsel to EuroBancshares, Inc., a Puerto Rico corporation ("EuroBancshares"), in connection with the registration of shares of the common stock of EuroBancshares that may be issued pursuant to the prospectus (the "Prospectus"), all as described in the registration statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on 2004 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

      Our opinion describing the material Puerto Rico income and estate tax consequences relating to the purchase, ownership, and disposition of shares of EuroBancshares common stock is set forth in the Prospectus under the section captioned "Taxation -- Puerto Rico Taxation" and set forth below are our representations, assumptions and documents upon which we have relied in rendering our opinion and the limitations on our opinion.

A.    Documents Reviewed

      In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

      1.    the Registration Statement;

      2. the Officer's Certificate of EuroBancshares with respect to various factual representations and certifications (the "Certificate"); and

      3. such other documents as we have deemed necessary or appropriate for purpose of this opinion.

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July 19, 2004
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B.    Representations

      In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Certificate.

C.    Assumptions

      In connection with the opinions rendered below, we have assumed:

      1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are authorize to execute and deliver such documents; and

      2. the Certificate is true and accurate in all material respect as of this date.

D.    Opinions

      Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificate as of the date hereof, based solely upon the documents and assumptions set forth above and subject to the limitations set forth in the Registration Statement and set forth below, the statements contained in the Registration Statement under the caption "Puerto Rico Taxation" insofar as they discuss matters of Puerto Rico tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material Puerto Rico income tax consequences to certain individuals and corporations relating to purchase, ownership and disposition, of shares of EuroBancshares common stock offered under the Prospectus.

E.    Limitations

      1. Except as otherwise indicated, the opinions contained in this letter are based upon the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code") and its legislative history, the regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative practices of the Puerto Rico Treasury Department, the Municipal License Tax Act of 1974, as amended, (the "MLTA"), and the Municipal Property Tax Act of 1991, as amended (the "MPTA"), all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter.

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July 19, 2004
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      2.    The opinions expressed herein represent counsel's best legal judgment and are not binding upon the Puerto Rico Department of the Treasury, the municipalities, Municipal Revenue Collection Center, or the courts, and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificate. To the extent that any of the factual representations provided to us in the Certificate are with respect to matters set forth in the PR Code or the Regulations, the MLTA and the MPTA we have reviewed with the individuals making such factual representations the relevant portions of the PR Code and the applicable Regulations, the MLTA and the MPTA and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificate, or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations made by EuroBancshares could adversely affect the opinions stated herein.

      3. No opinion is expressed as to any Puerto Rico income tax, Puerto Rico municipal license tax or Puerto Rico property tax consequence of the offering or the other transactions contemplated by the Registration Statement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various federal, state, local, or foreign tax consequences that may result from the offering or the other transactions contemplated by the Registration Statement.

      4. This opinion letter has been prepared for EuroBancshares' use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to nor be filed with or furnished to any governmental agency or other person or entity without our prior written consent. This opinion letter may be filed as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

      5. We are members of the bar of the Commonwealth of Puerto Rico and, accordingly, our opinions are limited solely to the laws of the Commonwealth of Puerto Rico. Our opinion is based upon applicable laws and facts referred to in this letter as of the date hereof. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in law may hereafter occur.

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July 19, 2004
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                                        Very truly yours,

                                        Acosta & Ramirez, CSP Law Offices